UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 17, 2023

Crescent Energy Company

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41132	87-1133610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

600 Travis Street, Suite 7200 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

(713) 337-4600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	CRGY	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The information contained in Item 2.03 of this Current Report is incorporated into this Item 1.01 by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 20, 2023, Crescent Energy Finance LLC (the “Issuer”), a Delaware limited liability company and indirect subsidiary of Crescent Energy Company (NYSE: CRGY) (the “Company”), issued $300 million aggregate principal amount of its 9.250% senior notes due 2028 (the “New Notes”). The New Notes were issued as additional notes pursuant to the indenture, dated as of February 1, 2023, (the “Base Indenture”), as supplemented by the first supplemental indenture, dated as of July 20, 2023 (the “First Supplemental Indenture” and, together with the “Base Indenture,” the “Indenture”), by and among the Issuer, the guarantors named therein (the “Guarantors”) and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), pursuant to which the Issuer issued $400 million aggregate principal amount of its 9.250% senior notes due 2028 on February 1, 2023 (the “Existing Notes” and, together with the New Notes, the “Notes”). The New Notes will be treated as a single series of securities under the Indenture and will vote together as a single class with the Existing Notes, and have substantially identical terms, other than the issue date and the issue price, as the Existing Notes. Additional information regarding the Notes and the Indenture, pursuant to which such Notes were issued, is set forth below.

Indenture and Senior Notes

The Notes are senior unsecured obligations of the Issuer. The Notes are fully and unconditionally guaranteed on a senior unsecured basis by the existing subsidiaries of the Issuer that guarantee its indebtedness under its revolving credit facility. The Notes are not guaranteed by the Company, which is the managing member of Crescent Energy OpCo LLC (“OpCo”), which is the sole member of the Issuer, or OpCo, and neither the Company nor OpCo is subject to the terms of the Indenture.

Maturity and Interest

The Notes will mature on February 15, 2028. The Notes bear interest at the rate of 9.250% per annum, payable in arrears on each February 15 and August 15, with interest payments on the Notes commencing August 15, 2023.

Optional Redemption

At any time prior to February 15, 2025, the Issuer may redeem up to 40% of the aggregate principal amount of the Notes with an amount of cash not greater than the net cash proceeds of certain equity offerings at a redemption price equal to 109.250% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, if at least 50% of the aggregate principal amount of the Notes remains outstanding immediately after such redemption and the redemption occurs within 180 days of the closing date of such equity offering.

At any time prior to February 15, 2025, the Issuer may, on any one or more occasions, redeem all or a part of the Notes at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus a “make-whole” premium and accrued and unpaid interest, if any, to, but excluding, the redemption date.

On or after February 15, 2025, the Issuer may redeem the Notes, in whole or in part, at the redemption prices set forth below, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on February 15 of the years indicated below:

Year	Percentage
2025	104.6250%
2026	102.3125%
2027 and thereafter	100.0000%

Change of Control

If the Issuer experiences certain kinds of changes of control accompanied by a ratings decline, each holder of the Notes may require the Issuer to repurchase all or a portion of its Notes for cash at a price equal to 101% of the aggregate principal amount of such Notes, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.

Certain Covenants

The Indenture contains covenants that, among other things, limit the ability of the Issuer’s restricted subsidiaries to: (i) incur or guarantee additional indebtedness or issue certain types of preferred stock; (ii) pay dividends or distributions in respect of its equity or redeem, repurchase or retire its equity or subordinated indebtedness; (iii) transfer or sell assets; (iv) make investments; (v) create certain liens; (vi) enter into agreements that restrict dividends or other payments from any non-Guarantor restricted subsidiary to it; (vii) consolidate, merge or transfer all or substantially all of its assets; (viii) engage in transactions with affiliates; and (ix) create unrestricted subsidiaries.

Events of Default

If an Event of Default (as defined in the Indenture) occurs and is continuing under the Indenture, the Trustee or holders of at least 30% in principal amount of the then total outstanding Notes by written notice to the Issuer and the Trustee may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately; provided that the Notes will be due and payable immediately without further action or notice if such an Event of Default results from certain events of bankruptcy or insolvency with respect to the Issuer, any restricted subsidiary of the Issuer that is a significant subsidiary or any group of restricted subsidiaries of the Issuer that, taken together, would constitute a significant subsidiary.

The foregoing description of the Indenture is not complete and is qualified in its entirety by reference to the full text of the Base Indenture, which such Base Indenture has been previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed by the Company on February 1, 2023 and is incorporated herein by reference, and the First Supplemental Indenture, a copy of which is filed as Exhibit 4.2 hereto and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On July 17, 2023, the Company issued a news release announcing the pricing of the New Notes. A copy of the news release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 (including the exhibit) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

Item 8.01	Other Events.

Purchase Agreement

On July 17, 2023, the Issuer and the Guarantors entered into a purchase agreement (the “Purchase Agreement”) with BofA Securities, Inc. (the “Representative”), as representative of the several initial purchasers named therein (the “Initial Purchasers”), in connection with the offering (the “Notes Offering”) of the New Notes. The net proceeds from the Notes Offering received by the Issuer were approximately $287.5 million, after deducting the Initial

Purchasers’ discount and estimated offering expenses, but excluding accrued interest payable by purchasers of the New Notes. The Issuer used the net proceeds from the Notes Offering to repay a portion of the amounts outstanding under its revolving credit facility.

The New Notes were issued and sold to the Initial Purchasers pursuant to an exemption from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) thereunder. The Initial Purchasers intend to resell the New Notes only to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act and to certain persons outside the United States in accordance with Regulation S under the Securities Act. The New Notes have not been registered under the Securities Act, or any state securities laws, and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Notes Offering closed on July 20, 2023.

The Purchase Agreement contains customary representations, warranties and agreements by the Issuer and the Guarantors and customary conditions to closing, obligations of the parties and termination provisions. Additionally, the Issuer and the Guarantors have agreed to indemnify the Initial Purchasers against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Initial Purchasers may be required to make because of any of those liabilities. Furthermore, the Issuer and the Guarantors have agreed with the Initial Purchasers not to offer or sell any debt securities issued or guaranteed by the Issuer or the Guarantors having more than one year until maturity for a period of 60 days after the date of the Purchase Agreement without the prior written consent of the Representative.

Certain of the Initial Purchasers and/or their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for the Issuer, for which they received or will receive customary fees and expenses. For example, certain of the Initial Purchasers and/or their affiliates are lenders under the Issuer’s revolving credit facility. In particular, an affiliate of Wells Fargo Securities, LLC is the administrative agent under the Issuer’s revolving credit facility. Accordingly, any such Initial Purchasers and/or their affiliates received a portion of the net proceeds from the Notes Offering. In addition, in the ordinary course of their various business activities, the Initial Purchasers and their respective affiliates may make or hold a broad array of investments, including serving as counterparties to certain derivative and hedging arrangements, and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the Issuer.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

4.1	Indenture, dated as of February 1, 2023, among Crescent Energy Finance LLC, the guarantors named therein, and U.S. Bank Trust Company, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 1, 2023).

4.2	First Supplemental Indenture, dated as of July 20, 2023, among Crescent Energy Finance LLC, the guarantors named therein, and U.S. Bank Trust Company, National Association, as trustee.

99.1	Press Release, dated July 17, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, CRGY has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 21, 2023

CRESCENT ENERGY COMPANY

By:	/s/ Bo Shi
Name:	Bo Shi
Title:	General Counsel